ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY      Exhibit 12A(a)
              Computation of Ratio of Earnings to Fixed Charges
                          (In Thousands Except Ratios)

                                                   Year Ended December 31,
                                               1997          1996         1995
                                             ----------------------------------
EARNINGS:
Income before preferred stock dividends      $ 20,905     $ 16,755      $17,325
Federal income taxes                           11,274        8,822        9,161
Interest charges                               16,622       12,804       11,115
                                             -----------------------------------
 Earnings available to cover fixed charges     48,801       38,381       37,601
                                             -----------------------------------
FIXED CHARGES:
Interest on long-term debt                     14,030       13,011       10,892
Other interest                                  2,382        2,640        2,344
Amortization of debt discount - net               376          361          324
                                             -----------------------------------
Total fixed charges                            16,788       16,012       13,560
                                             -----------------------------------
Ratio of Earnings to Fixed Charges               2.91         2.40         2.77
                                             ===================================

Earnings to Fixed Charges represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), and
Amortization of debt discount.
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             ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY           Exhibit 12(b)
          Computation of Ratio of Earnings to Fixed Charges
                         and Preferred Dividends
                      (In Thousands Except Ratios)

                                                   Year Ended December 31,
                                              1997          1996         1995
                                             ----------------------------------
EARNINGS:
Income before preferred stock dividends      $ 20,905     $ 16,755     $ 17,325
Federal income taxes                           11,274        8,822        9,161
Interest charges                               16,622       12,804       11,115
                                             -----------------------------------
 Earnings available to cover fixed charges     48,801       38,381       37,601
                                             -----------------------------------

FIXED CHARGES AND PREFERRED DIVIDENDS:
Interest on long-term debt                     14,030       13,011       10,892
Preferred dividend requirement (1)              1,251        1,241        1,243
Other interest                                  2,382        2,640        2,344
Amortization of debt discount - net               376          361          324
                                             -----------------------------------
Total fixed charges                            18,039       17,253       14,803
                                             -----------------------------------
Ratio of Earnings to Fixed Charges
 and Preferred Dividends                         2.71         2.22         2.54
                                             ===================================

(1) Preferred Dividend Requirement:

Preferred dividends                               813          813          813
Effective tax rate                              35.04%       34.49%       34.59%
                                             -----------------------------------
Preferred dividend requirement               $  1,251     $  1,241     $  1,243
                                             ===================================

Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), dividends on Preferred Stock on a pre-tax basis and Amortization of debt discount.